Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Fluor Corporation 2008 Executive Performance Incentive Plan of our reports dated February 29, 2008, with respect to the consolidated financial statements of Fluor Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Fluor Corporation, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

May 12, 2008